Exhibit 99.1
Revlon Names Juan Figuereo as its Chief Financial Officer
NEW YORK--(BUSINESS WIRE)--April 12, 2016--Revlon, Inc. (NYSE:REV) announced today that its Board of Directors elected Juan R. Figuereo as Executive Vice President and Chief Financial Officer, effective immediately.
Mr. Figuereo most recently served as Executive Vice President and Chief Financial Officer of NII Holdings, Inc., from October 2012 to October 2015. Mr. Figuereo also served as Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc. from 2009 to 2012 and as Executive Vice President and Chief Financial Officer of Cott Corporation from 2007 to 2009. Prior to that, Mr. Figuereo served as Vice President, Mergers and Acquisitions for Wal-Mart International from 2003 to 2007 and in various international, finance and general management positions at PepsiCo from 1988 to 2003. Mr. Figuereo has served since June 2011 as a director and as a member of the Audit & Risk Management Committee of PVH Corp., a NYSE-listed company, becoming Chairman of such committee in 2015.
Commenting on today’s announcement, Fabian Garcia, Revlon’s incoming President and Chief Executive Officer, said, "Juan is a highly capable and experienced senior executive, with decades of experience with global consumer goods companies and retailers which will be highly valuable as part of our leadership team. I am most confident that Juan is very well-equipped to assume leadership over our finance organization and partner with our team to drive to even stronger results going forward.”
“I am excited to join Revlon,” said Juan, 60. “I look forward to working with Fabian and Revlon’s extraordinary senior leadership team in continuing to drive growth and delivering strong results for our customers around the world.”
About Revlon:
Revlon is a global cosmetics, hair color, hair care and hair treatments, beauty tools, men’s grooming products, anti-perspirant deodorants, fragrances, skincare, and other beauty care products company, which operates in three segments, the consumer division (“Consumer”), the professional division (“Professional”) and Other. Revlon’s Consumer segment global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice® color cosmetics, Revlon ColorSilk® hair color, Revlon® Beauty Tools, Charlie® fragrances, and Mitchum® anti-perspirant deodorants. Revlon’s Professional segment global brand portfolio includes: Revlon Professional®, CND®, including CND’s Shellac® brand 14+ day nail color and Vinylux® weekly nail polish, and American Crew® men’s grooming products. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com, www.mitchum.com, www.revlonprofessional.com, www.americancrew.com and www.cnd.com.
Forward Looking Statements
Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's following estimates, beliefs, expectations, focus and/or plans: (i) Mr. Garcia’s belief that Juan is a highly capable and experienced senior executive with decades of experience with global consumer goods companies and retailers which will be highly valuable as part of our leadership team; (ii) Mr. Garcia’s belief that Juan is very well-equipped to assume leadership over our finance organization and partner with our team to drive to even stronger results going forward; and (iii) Juan’s plans to work with Fabian and Revlon’s extraordinary senior leadership team in continuing to drive growth and delivering strong results for our customers around the world. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2015 Annual Report on Form 10-K that we filed with the SEC in February 2016 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2015 and 2016 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including: unanticipated circumstances or results affecting the Company's future financial performance, including decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty care products in the Consumer, Professional and/or Other segments; adverse changes in foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company's products as a result of increased competitive activities by the Company's competitors and/or decreased performance by third party suppliers; changes in consumer preferences, such as reduced consumer demand for the Company's color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among professional salons; higher than expected restructuring costs and/or acquisition-related integration costs; higher than expected advertising, promotional and/or marketing expenses or lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans; higher than expected sales returns related to any reduction of space by the Company's customers, product discontinuances or otherwise or decreased sales of the Company’s existing or new products; actions by the Company’s customers, such as inventory management and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company's customers; changes in the competitive environment and actions by the Company's competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors; and/or difficulties, delays in or less than expected results from the Company’s efforts to grow profitability through intensive innovation and geographical expansion, such as less than effective product development and/or the Company's inability to consummate transactions to expand its geographical presence. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.
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